Exhibit 5.1

August 13, 2014

Board of Directors
Newfield Exploration Company
4 Waterway Square Place, Suite 100
The Woodlands, Texas 77380

Newfield Exploration Company
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Newfield Exploration Company, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 being filed on or about the date of this opinion letter with the Securities and Exchange Commission (the “Registration Statement”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of certain of the Company’s debt securities (the “Debt Securities”), common stock (the “Common Stock”) and Preferred Stock (the “Preferred Stock” and collectively with the Debt Securities and the Common Stock, the “Securities”). This opinion letter is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act.

The Debt Securities will be issued pursuant to either (a) that certain senior indenture dated as of February 28, 2001 between the Company and U.S. Bank National Association (as successor to Wachovia Bank, National Association (formerly First Union National Bank)), as trustee, as heretofore supplemented by supplemental indentures (the “Senior Base Indenture”) and as further supplemented from time to time by additional supplemental indentures (the “Senior Supplemental Indentures”) to be entered into between the Company and such trustee or (b) that certain subordinated indenture dated as of December 10, 2001 between the Company and U.S. Bank National Association (as successor to Wachovia Bank, National Association (formerly First Union National Bank)), as trustee, as heretofore supplemented by supplemental indentures (the “Subordinated Base Indenture,” and together with the Senior Base Indenture, collectively, the “Base Indentures”) and as further supplemented from time to time by additional supplemental indentures (the “Subordinated Supplemental Indentures,” together with the Senior Supplemental Indentures, collectively, the “Supplemental Indentures”; and each Base Indenture, as supplemented by the applicable Supplemental Indentures, an “Indenture,” and collectively, the “Indentures”), to be entered into between the Company and such trustee.

Documents Reviewed

In connection with this opinion letter, we have examined the following documents:

(a)      the Registration Statement;

(b)      the prospectus contained in the Registration Statement (the “Prospectus”); and

(c)      the Base Indentures.

In addition we have examined the following:

(i) a certificate from the secretary of the Company certifying as to (A) true and correct copies of the certificate of incorporation and bylaws of the Company (the “Organizational Documents”) and (B) the resolutions of the Board of Directors of the Company authorizing the filing of the Registration Statement and use of the Registration Statement to issue and sell Securities subject to (1) in the case of each issuance or offering of Securities, a specific further authorization for the issuance by proper action of the Company’s Board of Directors or authorized officers (the “Authorizing Resolutions”) with respect to such Securities and (2) the other qualifications set forth therein;

(ii) a certificate dated August 12, 2014 issued by the Secretary of State of the State of Delaware, attesting to the corporate status of the Company in the State of Delaware (the “Status Certificate”); and

(iii) originals, or copies identified to our satisfaction as being true copies, of such other records, documents and instruments as we have deemed necessary for the purposes of this opinion letter.

“Applicable Law” means the General Corporation Law of the State of Delaware, which includes those statutory provisions as well as all applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such laws, the laws of the State of New York and the relevant laws of the United States.

Assumptions Underlying Our Opinions

For all purposes of the opinions expressed herein, we have assumed, without independent investigation, the following:

(a) Factual Matters.  To the extent that we have reviewed and relied upon (i) certificates of the Company or authorized representatives thereof and (ii) certificates and assurances from public officials, all of such certificates, representations and assurances are accurate with regard to factual matters and all official records (including filings with public authorities) are properly indexed and filed and are accurate and complete.

(b) Signatures.  The signatures of individuals who have signed or will sign the Indentures are genuine and (other than those of individuals signing on behalf of the Company at or before the date hereof) authorized.

(c) Authentic and Conforming Documents.  All documents submitted to us as originals are authentic, complete and accurate, and all documents submitted to us as copies conform to authentic original documents.

(d) Organizational Status, Power and Authority and Legal Capacity of Certain Parties.  All parties to the Base Indentures are, and were at the time the Base Indentures were executed and delivered, validly existing and in good standing in their respective jurisdictions of formation and have and had at the time the Base Indentures were executed and delivered, the capacity and full power and authority to execute, deliver and perform the Indentures and the documents required or permitted to be delivered and performed thereunder, except that no such assumption is made as to the Company as of the date of the Status Certificate.  All parties to the Supplemental Indentures will be validly existing and in good standing in their respective jurisdictions of formation and will have the capacity and full power and authority to execute, deliver and perform the Indentures and the documents required or permitted to be delivered and performed thereunder.  All individuals who have signed or will sign each Indenture had or will have at the time the Indenture is signed the legal capacity to execute such Indenture.

(e) Authorization, Execution and Delivery of Indentures by Certain Parties.  The Base Indentures and the documents required or permitted to be delivered thereunder have been duly authorized by all necessary corporate, limited liability company, business trust, partnership or other action on the part of the parties thereto and have been duly executed and delivered by such parties, except that no such assumption is made as to the Company.   The Supplemental Indentures and the documents required or permitted to be delivered thereunder will be duly authorized by all necessary corporate, limited liability company, business trust, partnership or other action on the part of the parties thereto and will be duly executed and delivered by such parties.

(f) Indentures Binding on Certain Parties.  The Base Indentures and the documents required or permitted to be delivered thereunder are valid and binding obligations enforceable against the parties thereto in accordance with their terms, except that no such assumption is made as to the Company.  The Supplemental Indentures and the documents required or permitted to be delivered thereunder will be valid and binding obligations enforceable against the parties thereto in accordance with their terms.

(g) Governing Law of Supplemental Indentures. Each Supplemental Indenture will be governed by the laws of the State of New York, and will be consistent with the form required by the applicable Base Indenture.

(h) Noncontravention.  Neither the issuance of the Securities by the Company or the execution and delivery of the Indentures by any party thereto nor the performance by such party of its obligations thereunder will conflict with or result in a breach of (i) the certificate or articles of incorporation, bylaws, certificate or articles of organization, operating agreement, certificate of limited partnership, partnership agreement, trust agreement or other similar organizational documents of any such party, (ii) any law or regulation of any jurisdiction applicable to any such party, or (iii) any order, writ, injunction or decree of any court or governmental instrumentality or agency applicable to any such party or any agreement or instrument to which any such party may be a party or by which its properties are subject or bound.

(i) Governmental Approvals.  All consents, approvals and authorizations of, or filings with, all governmental authorities that are required as a condition to the execution and delivery of the Indentures by the parties thereto and to the issuance of Debt Securities under the Indentures have been obtained or made.

(j) Registration; Trust Indenture Act.  The Registration Statement will be effective under the Securities Act and the Indentures will be qualified under the Trust Indenture Act of 1939.

(k) No Mutual Mistake, Amendments, etc.  There has not been, and will not be, any mutual mistake of fact, fraud, duress or undue influence in connection with the issuance of the Securities as contemplated by the Registration Statement, the Prospectus and any supplements to the Prospectus.

Our Opinions

Based on and subject to the foregoing and the exclusions, qualifications, limitations and other assumptions set forth in this opinion letter, we are of the opinion that:

1. Organizational Status.  Based solely upon its Status Certificate, the Company is a validly existing corporation under the laws of the State of Delaware, and is in good standing under such laws.

2. Power and Authority.  The Company has the corporate power and authority to issue the Common Stock, the Preferred Stock and the Debt Securities.

3. Debt Securities.  With respect to any Debt Securities, when (i) Authorizing Resolutions with respect to such Debt Securities have been adopted, (ii) the terms of such Debt Securities and for their issuance and sale have been established in conformity with such Authorizing Resolutions and the applicable Indenture, (iii) such Debt Securities have been issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplement(s) to such Prospectus, (iv) the Company has received the consideration provided for in the applicable supplement(s) to the Prospectus and any applicable definitive purchase, underwriting or similar agreement and (v) such Debt Securities have been authenticated in accordance with the provisions of the applicable Indenture, such Debt Securities will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4. Common Stock.  With respect to any Common Stock, when (i) Authorizing Resolutions with respect to such Common Stock have been adopted, (ii) such Common Stock has been issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplement(s) to such Prospectus, (iii) the Company has received the consideration provided for in the applicable supplement(s) to the Prospectus and any applicable definitive purchase, underwriting or similar agreement and (iv) such consideration per share is not less than the par value per share of Common Stock, the Common Stock will be validly issued, fully paid and non-assessable.

5. Preferred Stock.  With respect to any Preferred Stock, when (i) Authorizing Resolutions with respect to such Preferred Stock have been adopted specifically authorizing the issuance and terms of the shares of the series and related matters (including establishment and designation of the series and the fixing and determination of the preferences, limitations and relative rights thereof and the filing of the Articles of Amendment with respect to the series with the Secretary of State of the State of Delaware) and such Articles of Amendment have been duly filed, (ii) the terms of the issuance and sale of the series of Preferred Stock have been duly established in conformity with the Company’s Organizational Documents and the Authorizing Resolutions, (iii) the Preferred Stock has been duly issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplement(s) to such Prospectus, (iv) the Company has received the consideration provided for in the applicable supplement(s) to the Prospectus and any applicable definitive purchase, underwriting or similar agreement and (v) such consideration per share is not less than the par value per share of Preferred Stock, the Preferred Stock of such series will be validly issued, fully paid and non-assessable.

Matters Excluded from Our Opinions

We express no opinion with respect to the following matters:

(a) Indemnification and Change of Control. The enforceability of any agreement of the Company in an Indenture relating to (i) indemnification, contribution or exculpation from costs, expenses or other liabilities or (ii) changes in the organizational control or ownership of the Company, which agreement (in the case of clause (i) or clause (ii)) is contrary to public policy or applicable law.

(b) Jurisdiction, Venue, etc. The enforceability of any agreement of the Company in the Indentures to submit to the jurisdiction of any specific federal or state court (other than the enforceability in a court of the State of New York of any such agreement to submit to the jurisdiction of a court of the State of New York), to waive any objection to the laying of the venue, to waive the defense of forum non conveniens in any action or proceeding referred to therein, to waive trial by jury, to effect service of process in any particular manner or to establish evidentiary standards, and any agreement of the Company regarding the choice of law governing an Indenture (other than the enforceability in a court of the State of New York or in a federal court sitting in the State of New York and applying New York law to any such agreement that the laws of the State of New York shall govern an Indenture).

Qualifications and Limitations Applicable to Our Opinions

The opinions set forth above are subject to the following qualifications and limitations:

(a) Applicable Law.  Our opinions are limited to the Applicable Law, and we do not express any opinion concerning any other law.

(b) Bankruptcy.  Our opinions are subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, laws relating to preferences, fraudulent transfers and equitable subordination), reorganization, moratorium and other similar laws affecting creditors’ rights generally.

(c) Equitable Principles.  Our opinions are subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing.  In applying such principles, a court, among other things, might limit the availability of specific equitable remedies (such as injunctive relief and the remedy of specific performance), might not allow a creditor to accelerate maturity of debt or exercise other remedies upon the occurrence of a default deemed immaterial or for non-credit reasons or might decline to order a debtor to perform covenants in an Indenture.

(d) Choice of New York Law and Forum.  To the extent that any opinion relates to the enforceability of the choice of New York law or any choice of New York forum provisions of any Indenture, our opinion is rendered in reliance upon N.Y. Gen. Oblig. Law §§ 5-1401 and 5-1402 and N.Y. CPLR 327(b) and is subject to the qualification that such enforceability may be limited by principles of public policy, comity and constitutionality.  We express no opinion as to whether a United States federal court would have subject-matter or personal jurisdiction over a controversy arising under the Indentures.

(e) Currency Conversion.  We advise you that a judgment for money relating to any obligation under a Debt Security or an Indenture denominated in a currency other than United States dollars ordinarily would be rendered or enforced only in United States dollars by a court of the State of New York or a United States court sitting in the State of New York and applying New York law. The method used to determine the rate of conversion of a foreign currency into United States dollars will depend on various factors.

Miscellaneous

The foregoing opinions are being furnished only for the purpose referred to in the first paragraph of this opinion letter.  Our opinions are based on statutes, regulations and administrative and judicial interpretations which are subject to change. We undertake no responsibility to update or supplement these opinions subsequent to the effective date of the Registration Statement. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement on or about the date hereof, to the incorporation by reference of this opinion of counsel into the Registration Statement and to the reference to our firm in the Prospectus under the caption “Legal Opinions.” In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ McGuireWoods LLP